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                               NAVARRE CORPORATION

                                  EXHIBIT 10.3



                               NAVARRE CORPORATION

                             1992 STOCK OPTION PLAN


ARTICLE 1.   ESTABLISHMENT AND PURPOSE

         1.2 Establishment. Navarre Corporation (the "Company") hereby establishes a plan providing for stock-based compensation incentive awards for the performance by certain eligible individuals of services for the Company. This plan shall be known as the Navarre Corporation 1992 Stock Option Plan (the "Plan").

         1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability to perform services for the Company, by providing an incentive to such persons through equity participation in the Company and by rewarding such persons who contribute to the achievement by the Company of its economic objectives.

ARTICLE 2.   DEFINITIONS

         The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Broker Exercise Notice" means the written notice described in section 6.6(b) of the Plan.

         2.3 "Change in Control" means an event described in Section 10.1 of the Plan.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Committee" means a committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this Plan as contemplated by Section 3 hereof.

         2.6 "Common Stock" means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

         2.7 "Disability" means the disability of the Participant as defined in the long-term disability plan of the Company then covering the Participant or, if no such plan exists, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         2.8 "Eligible Recipient" means all employees (including, without limitation, officers and directors who are also employees and non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

         2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.10 "Fair Market Value" with respect to the Common Stock on any given date shall be determined by the Committee as follows:

                  (a) If the Common Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market (including the Nasdaq Small Cap Market), the last reported sales price on such national securities exchange or the Nasdaq Stock Market on the day prior to the date in question, or if such Common Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Common Stock was so traded; or


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                  (b) If the Common Stock is not listed for trading on a
          national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board, the closing bid price for such Common Stock on day prior to the date in question, or if there is no closing bid price for such Common Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or

                  (c) If neither (i) nor (ii) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

         2.11 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.12 "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act or any successor rule.

         2.13 "Non-Qualified Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.14 "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

         2.15 "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code
Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

         2.16 "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.17 "Participant" means an Eligible Recipient who receives one or more Options or Restricted Stock awards under the Plan.

         2.18 "Person" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

         2.19 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant and shares of Common Stock that are to be acquired by the Participant pursuant to the exercise of an Option or the termination of restrictions of a Restricted Stock award.

         2.20 "Restricted Stock" means an award of shares of Common Stock that are subject to restrictions under Article 7 below.

         2.21 "Retirement" means the retirement of a Participant pursuant to and in accordance with the regular or, if approved by the Board for purposes of the Plan, early retirement/pension plan or practice of the Company or Subsidiary then covering the Participant.

         2.22 "Securities Act" means the Securities Act of 1933, as amended.

         2.23 "Subsidiary" means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations (other than the last corporation in the unbroken chain) that owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



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         2.24 "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Option or a Restricted Stock award.

ARTICLE 3.   PLAN ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Board or by a Committee of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors. The Committee may be a subcommittee of the Compensation Committee of the Board. Members of such a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a Committee shall constitute a quorum. Such a Committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a Committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer to the Board or to such a Committee, if established.

         3.2 Authority of the Committee.

                  (a) In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine (i) the Eligible Recipients who shall be selected as Participants, (ii) the nature and extent of the Options to be granted to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will vest or become exercisable), (iii) the time or times when Options will be granted, (iv) the duration of each Option, (v) the restrictions on and other conditions to the exercisability or vesting of Options, (vi) such other provisions of the Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan,
          (vii) the nature and extent of Restricted Stock awards to be granted to a Participant (including the number of shares of Common Stock to be subject to such Restricted Stock award, the nature of restrictions and the performance criteria of such awards), and (viii) such other provisions of the Restricted Stock awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular terms, conditions, rights and duties of the Company and the Participants with respect to Options or Restricted Stock awards granted pursuant to the Plan, which agreements shall be consistent with the provisions of the Plan.

                  (b) The Committee may amend the terms of any Stock Option or Restricted Stock award theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, but no such amendment shall impair the rights of any optionee or recipient of a or Restricted Stock award without his or her consent except to the extent authorized under the Plan.

                  (c) The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of its members, the directors, officers and employees of the Company and its Subsidiaries, and the Participants and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or a Restricted Stock award granted under the Plan.

                  (d) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to executive officers of the Company the authority to exercise the powers specified in clauses (a),(b) and (c) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.


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ARTICLE 4.   STOCK SUBJECT TO THE PLAN.

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 4,224,000 shares of Common Stock. The maximum number of shares authorized may also be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code, or the applicable rules of any securities exchange or the NASD, the shareholders of the Company.

         4.2 Shares Available for Use. Shares of Common Stock that may be issued upon exercise of Options or as Restricted Stock awards shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any shares of Common Stock that are subject to an Option or a Restricted Stock award (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan. Upon a stock-for-stock exercise of an Option or upon the withholding of shares of Common Stock for the payment of taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.

         4.3 Adjustments to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and exercise price of securities subject to outstanding Options and Restricted Stock awards (subject to section 7.3(e). Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options or Restricted Stock awards shall upon the exercise of such Options or upon the termination of restrictions of such Restricted Stock award receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock, securities or assets, including cash, as would have been issued to such Participants if their Options had been exercised or restrictions of a Restricted Stock award had lapsed and such Participants had received Common Stock prior to such transaction.

ARTICLE 5.   PARTICIPATION.

         Participants in the Plan shall be those Eligible Recipients who, in the judgment of the Committee, have performed, are performing, or during the term of an Option or during the period of restrictions under a Restricted Stock award will perform, services in the management, operation and development of the Company or any Subsidiary, and significantly contributed, are significantly contributing or are expected to significantly contribute to the achievement of corporate economic objectives. Eligible Recipients may be granted from time to time one or more Options or Restricted Stock awards, as may be determined by the Committee in its discretion. The number, type, terms and conditions of Options or Restricted Stock awards granted to various Eligible Recipients need not be uniform, consistent or in accordance with any plan, regardless of whether such Eligible Recipients are similarly situated. Upon determination by the Committee that an Incentive Stock Option is to be granted to an Eligible Recipient, written notice shall be given such person, specifying the terms, conditions, rights and duties related thereto. Each Eligible Recipient to whom an Option or a Restricted Stock award is to be granted shall, if requested by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options or Restricted Stock awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Participant.



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ARTICLE 6.        STOCK OPTIONS.

                  6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Incentive Stock Option shall be granted only to an Eligible Recipient who is an employee of the Company or a Subsidiary. The terms of the agreement relating to a Non-Qualified Stock Option shall expressly provide that such Option shall not be treated as an Incentive Stock Option. Notwithstanding the foregoing, no Participant shall receive Options under this Plan which exceed 300,000 shares during any fiscal year of the Company.

         6.2 Exercise. An Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee, in its discretion, at the time the Option is granted. Upon the completion of its exercise period, an Option, to the extent not then exercised, shall expire.

         6.3 Exercise Price. The per share price to be paid by the Participant at the time an Option is exercised shall be determined by the Committee, in its discretion, at the time the Option is granted; provided, however, that such price shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if the Participant owns, or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation and an Incentive Stock Option is granted.

         6.4 Duration.

         (a) Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, in its discretion, at the time the Option is granted; provided, however, that in no event shall such period exceed 10 years from its date of grant or, in the case of a Participant who owns, or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation, five years from its date of grant.

         (b) Non-Qualified Stock Options. The period during which a Non-Qualified Stock Option may be exercised shall be fixed by the Committee, in its discretion, at the time the Option is granted.

         (c) Effect of Termination of Employment or Other Service. Notwithstanding this Section 6.4, and except as provided in Articles 9 and 10 of the Plan, all Options granted to a Participant shall terminate and may no longer be exercised if the Participant's employment or other service with the Company and all Subsidiaries ceases.

         6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office in New Hope, Minnesota (Attention: President), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to compliance with Section 13.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan and the agreement evidencing such Option. As soon as practicable after the effective exercise of the Option, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. An Option shall only be exercisable with respect to whole shares.

         6.6 Payment of Exercise Price.

         (a) The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may at the time of grant provide that such payments may be made, in whole or in part, by delivery of a Broker Exercise

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          Notice or a promissory note (containing such terms and conditions as the Committee may in its discretion determine). As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or part may also be made by tendering , by either actual delivery of shares or attestation, to the Company Previously Acquired Shares (which in the case of stock acquired upon exercise of an option has been owned for more than six months on the date of surrender); provided however, that in the case of an Incentive Stock Option, the right to make a payment in the form of Previously Acquired Shares may be authorized only at the time the Incentive Stock Option is granted. In determining whether or upon what terms and conditions a Participant will be permitted to pay the purchase price of an Option in a form other than cash, the Committee may consider all relevant facts and circumstances, including, without limitation, the tax and securities law consequences to the Participant and the Company and the financial accounting consequences to the Company. In the event the Participant is permitted to pay the total purchase price of an Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option.

         (b) For purposes of this Section 6.6, a "Broker Exercise Notice" shall mean a written notice from a Participant to the Company at its principal executive office in New Hope, Minnesota (Attention: President), made on a form and in the manner as the Committee may from time to time determine, pursuant to which the Participant irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the Participant's stock certificates to be issued to such Participant upon such Option exercise directly to a broker or dealer. A Broker Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such Common Stock or to loan the Participant a sufficient amount of money to pay the exercise price for the Options and, if not otherwise satisfied by the Participant, to fund any related employment and withholding tax obligations due upon such exercise, and (ii) to promptly remit such to the Company upon the broker's or dealer's receipt of the stock certificates.

         6.7 Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine pursuant to Section 4.3 of the Plan.

         6.8 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or any parent corporation of the company (within the meaning of Sections 424(f) and 424(e), respectively, of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall be treated as Non-Qualified Stock Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, shall designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.

ARTICLE 7.   RESTRICTED STOCK.

         7.1 Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees, members of the Board and consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         7.2 Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (a) Each Participant who has received a Restricted Stock award shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:



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                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Navarre Corporation 1992 Stock Option Plan and an agreement entered into between the registered owner and Navarre Corporation. Copies of such Plan and Agreement are on file in the offices of Navarre Corporation, 7400 49th Ave. N., New Hope, MN 55428."

                  (b) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

         7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (a) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (b) Except as provided in paragraph 7.3(a) of this Article 7, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash or stock dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (but only to the extent shares are available under Article 4). Any shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to a Restricted Stock award shall be subject to the same restrictions, terms and conditions as such Restricted Stock. Certificates for shares of unrestricted Common Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                  (c) Subject to the provisions of the award agreement and paragraph (d) of this Section 7.3, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

                  (d) In the event of special hardship circumstances of a Participant whose employment is terminated (other than for cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a Participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

                  (e) Notwithstanding the foregoing, in the event of a Change in Control (as defined in Section 10.1 below) prior to the termination of any Restriction Period on any outstanding Restricted Stock awards, the restrictions on all outstanding Restricted Stock awards shall be removed and all outstanding Restricted Stock shall vest in full in the Participants as of the date of such Change in Control if Participant has been continuously employed by the Company or any of its subsidiaries until the date of such Change in Control.

                  (f) Subject to Article 11 below, recipients of Restricted Stock awards under the Plan are not required to make any payment or provide consideration other than the rendering of services.

ARTICLE 8.  CASH BONUSES.

         In connection with any grant of Options or Restricted Stock awards or at any time thereafter, the Committee may, in its discretion, grant a cash bonus to a Participant in connection with the grant or vesting or exercise of an Option or a Restricted Stock award. The determination of whether to grant such a cash bonus, the nature and amount of any such cash bonus and the terms and conditions of such cash bonus shall be within the discretion of the Committee.


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ARTICLE 9.   EFFECT OF OPTIONS ON TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

         9.1 Termination of Employment or Other Service Due to Death, Disability or Retirement. Except as otherwise provided in Article 10 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of such Participant's death, Disability or Retirement, all outstanding Options then held by the Participant shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

         9.2 Termination of Employment or Other Service for Reasons Other than Death, Disability or Retirement. Except as otherwise provided in Article 10 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reasons other than death, Disability or Retirement, all rights of the Participant under the Plan shall immediately terminate without notice of any kind, and no Options then held by the Participant shall thereafter be exercisable.

         9.3 Modification of Effect of Termination. Notwithstanding the provisions of this Article 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its discretion (which may be exercised before or following such termination), cause Options, or any portions thereof, then held by such Participant to become exercisable and remain exercisable following such termination in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof and any Incentive Stock Option that remains unexercised more than three months following employment termination by reason of Retirement or more than one year following employment termination by reason of Disability shall thereafter be deemed to be a Non-Qualified Stock Option.

         9.4 Date of Termination. Unless the Committee shall otherwise determine in its discretion, a Participant's employment or other service shall, for purposes of the Plan, be deemed to have terminated on the date such Participant ceases to perform services for the Company and all Subsidiaries, as determined in good faith by the Committee.

ARTICLE 10.  CHANGE OF CONTROL.

         10.1 Change in Control. For purposes of this Article 10, a "Change in Control" of the Company shall mean any of the following:

                  (a) the approval by the shareholders of the Company of (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company,
         (ii) any plan or proposal for the liquidation or dissolution of the Company, or (iii) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger;

                  (c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;

                  (d) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any Person that such Person has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities,

                  (e) individuals who constitute the board of directors of the Company prior to the transaction cease for any reason to constitute at least a majority thereof.

         10.2 Acceleration of Vesting. If a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary.

         10.3 Cash Payment. If a Change in Control of the Company shall occur, then the Committee, in its discretion, and without the consent of any Participant affected thereby, may determine that all Participants holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         10.4 Limitation on Change in Control Payments. Notwithstanding anything in Section 10.2 or 10.3 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in
Section 10.2 or the payment of cash in exchange for all or part of an Option as provided in section 10.3 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the
Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 10.2 or 10.3 above shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 11.   RIGHT TO WITHHOLD; PAYMENT OF WITHHOLDING TAXES.

         11.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements (i) attributable to the grant or exercise of an Option or a Restricted Stock award or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Option or a Restricted Stock award, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Option or a Restricted Stock award.

                  11.2 Special Rules. Without limiting the generality of Section
          11.1 above, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligations described in Section 11.1 above by agreeing to deliver a promissory note in payment of some or all of the necessary amounts (containing such terms as the Committee in its discretion may determine) or electing to have the Company accept a Broker Exercise Notice. In addition, the Participant may elect to use Previously Acquired Shares or to authorize the Company to retain from the number of shares of Common Stock that would otherwise be delivered to the Participant upon the exercise of the Option, that number of shares, in any such case, having a Fair Market Value, on the Tax Date, equal to the amount necessary to satisfy the withholding or employment-related taxes due.

ARTICLE 12.   RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS: TRANSFERABILITY.

         12.1 Employment of Service. The adoption of the Plan shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor shall it confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

         12.2 Restrictions on Transfer. Other than pursuant to a qualified domestic relations order (as defined by the Code), no right or interest of any Participant in an Option prior to the exercise of such Options shall be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. A Participant shall, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death. In the event of a Participant's death, such Participant's rights and interest in Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Article 9 of the Plan) may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a Participant holding an Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Participant may be made to, and any rights of the Participant under the Plan shall be exercised by, such Participant's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, determine that an Option may be exercised by someone other than the Optionee and that the Option may be transferable based on the tax and federal securities laws then in effect for such Options.

         12.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans to programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

ARTICLE 13.   SECURITIES LAW RESTRICTIONS.

         13.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreement entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

                  (a) (i) There shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Participant (or, in the event of death or disability, the Participant's heirs(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

                  (b) There shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its discretion upon the advice of counsel, deem necessary or advisable.

         13.2 Share Transfers. Shares of Common Stock issued pursuant to Options or Restricted Stock awards granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

         13.3 Legends.

                  (a) Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                  (b) The Committee, in its discretion, may endorse certificates representing shares issued pursuant to the exercise of Incentive Stock Options with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ON OR BEFORE (THE LATER OF THE ONE-YEAR OR TWO-YEAR INCENTIVE STOCK OPTION HOLDING PERIODS), WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

ARTICLE 14.   PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the plan from time to time in such respects as the Board may deem advisable in order that Options or Restricted Stock awards under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option or a Restricted Stock award without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 or Article 10 of the Plan.

ARTICLE 15.   EFFECTIVE DATE OF THE PLAN.

         15.1 Effective Date. The Plan is effective as of September 1, 1992, the date it was adopted by the Board.

         15.2 Duration of the Plan. The Plan shall terminate at midnight on July 1, 2006, and may be terminated prior thereto by Board action. Incentive Stock Options may only be granted within ten (10) years from the most recent shareholder approved amendment to the Plan. In no event, however, may any Option or a Restricted Stock award be granted after termination of the Plan. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

ARTICLE 16.   MISCELLANEOUS

         16.1 Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles, Sections and subparts of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article, Section or subpart.

         16.2 Public Policy. No person shall have any claim or right to receipt of an Option or a Restricted Stock award if, in the opinion of counsel to the Company, such receipt conflicts with law or is opposed to governmental or public policy.

         16.3 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

         16.4 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Option or a Restricted Stock award and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

ARTICLE 17.   GRANTING OF OPTIONS TO DIRECTORS WHO ARE NOT EMPLOYEES.

         17.1 Each director who is not an employee of the Company on March 5, 1996 shall receive an Option to purchase 20,000 shares of the Company's Common Stock at a price equal to the Fair Market Value on the date of grant. Such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to granting of Non-Qualified Stock Options to salaried officers and key employees of the Company. Each option shall vest in increments of 20% of the original Option grant beginning one year from the date of grant and shall expire six years from the date of grant. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to the Options granted to directors who are not employees except that directors shall always have the right to make payment by delivery of Broker Exercise Notice or by delivery of previously acquired shares as provided in Section 6.6 of the Plan.

         In addition, each director who is not an employee of the Company and serves as a director on April 1 of each year, beginning on April 1, 1997, shall receive an Option to purchase 6,000 shares of Common Stock at a price equal to Fair Market Value on such date. Such Options shall be designated as Non-Qualified Stock Options. Each Option shall vest in increments of 20% of the original Option grant beginning one year from the date of grant and shall expire on the earlier of (i) six years from the date of grant, and (ii) one year after the person ceases to serve as a director.

         In the event discretionary Options are granted to members of the Committee, such Options shall be granted by the Board.


As amended by Board of Directors on July 26, 2001
Approved by shareholders on September 13, 2001.